Report From The President

DATE: February 15, 2018

FEDERAL HOME LOAN BANK OF NEW YORK
DECLARES A 6.50% DIVIDEND FOR THE FOURTH QUARTER OF 2017

I am pleased to announce that, on February 15, 2018, your Board of Directors approved a dividend for the fourth quarter of 2017 of 6.50% (annualized). The dollar amount of the dividend will be approximately $102.5 million. The cash dividend will be distributed on February 16, 2018.

We achieved very strong performance during 2017 and this is reflected in our quarterly dividend payments. Dividends paid from 2017 income totaled $361.6 million – a full-year dividend rate of 5.76 percent. We believe that providing a consistent and reasonable dividend enhances the value of membership, and we are proud to have provided our members with a strong return on their investment in our cooperative in 2017.

We will publish our 2017 audited financial results in its Form 10-K filing with the U.S. Securities and Exchange Commission, which is expected to be filed on or about March 22, 2018.

Sincerely,

José R. González
President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.